SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 3
ON
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)                 April 1, 2004
COLLEGIATE PACIFIC INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-17293 (Commission File Number)	22-2795073 (I.R.S. Employer Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)
(972) 243-8100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES

EXPLANATORY NOTE
     We have filed this Amendment No. 3 on Form 8-K, which was originally filed with the Securities and Exchange Commission on April 8, 2004 and amended on June 7, 2004 and October 4, 2005 (collectively, the “Original Filing”), to amend the Original Filing as follows:
     1. Item 9.01. Financial Statements.
          (b) Pro Forma Financial Information.
     The Pro Forma Financial Information has been revised to reflect the following adjustments that have been made to the original purchase price allocation:
•	$1,070,000 of the total purchase price paid for the acquisition of substantially all of the assets of Kesslers Sport Shop, Inc., which was originally allocated to goodwill, has been allocated to acquired customer relationships instead of goodwill;

•	$311,200 of the total purchase price paid for the acquisition of substantially all of the assets of Kesslers Sport Shop, Inc., which was originally allocated to goodwill, has been added to the original amount that was allocated to acquired inventory instead of goodwill; and

•	$140,000 of the total purchase price paid for the acquisition of substantially all of the assets of Kesslers Sport Shop, Inc., which was originally allocated to goodwill, has been allocated to acquired contractual backlog instead of goodwill.
Except as described above and for various other adjustments to the pro forma condensed consolidated balance sheet to reflect the final purchase price allocation, the information contained in the Original Filing has not been updated or amended.

Item 9.01. Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     The following unaudited pro forma condensed consolidated financial statements have been derived from the historical financial statements of Collegiate Pacific Inc. (“Collegiate Pacific”) and Kesslers Team Sports, Inc. (“Kesslers”). The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004, has been presented as if the acquisition of Kesslers had been consummated as of that date. The unaudited pro forma condensed consolidated statements of earnings for the year ended June 30, 2003, and for the nine months ended March 31, 2004, have been presented as if the acquisition had been consummated as of July 1, 2002. Collegiate Pacific acquired substantially all of the assets of Kesslers on April 1, 2004.
     The acquisition of Kesslers was for a total price of approximately $20.1 million, which consisted of cash in the amount of $6.5 million, repayment of existing debt of approximately $4.7 million, transaction costs of approximately $0.3 million and the issuance of 906,250 shares of Collegiate Pacific’s common stock valued at approximately $8.6 million. Collegiate Pacific is required to either (a) redeem from Kesslers for cash any of the shares that have not been sold by Kesslers prior to the second anniversary of the effective date of a registration statement covering the shares at a per share price of $8.00 or (b) if all of the shares have been sold as of the second anniversary of the effective date of a registration statement covering the shares, pay Kesslers an amount in cash equal to the difference between $7,250,000 and the total sales proceeds received by Kesslers from the sale of the shares. Accordingly, this potential obligation of Collegiate Pacific will be classified as a liability of Collegiate Pacific until the redemption period expires or the shares have been sold by Kesslers for more than $7,250,000, whichever occurs first.
     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of Kesslers in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.
     The pro forma adjustments do not reflect any operating efficiencies and cost savings that Collegiate Pacific may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical revenues for any new products, which may be developed and marketed in the future, nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, sales and marketing, or general and administrative expenses for any future operating changes.
     The unaudited pro forma condensed consolidated financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the consolidated results of future operations.

COLLEGIATE PACIFIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of March 31, 2004

	Collegiate		Pro Forma		Pro Forma
	Pacific	Kesslers	Adjustments		Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,110,780	$367,090	$(5,050,372	)(a)	$2,427,498
Accounts receivable, net	4,662,742	6,529,452	(27,786	)(a)	11,164,408
Inventories, net	4,791,067	3,905,447	311,200	(a)	9,007,714
Prepaid expenses and other current assets	872,203	91,381	(52,673	)(a)	910,911
Current portion of deferred income taxes	132,779	—	—		132,779

Total current assets	17,569,571	10,893,370	(4,819,631)		23,643,310
PROPERTY AND EQUIPMENT:
Property and equipment, net	596,498	2,241,142	(2,021,135	)(a)	816,505
OTHER ASSETS:
Intangible assets	96,246	—	1,210,000	(a)	1,306,246
Goodwill	5,170,304	5,500	10,597,379	(a)	15,773,183
Deferred income taxes	307,160	—	—		307,160
Other assets	229,540	486,266	(427,797	)(a)	288,009

Total assets	$23,969,319	$13,626,278	$4,538,816		$42,134,413

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,759,281	$2,574,333	$(14,773	)(a)	$5,318,841
Accrued liabilities	560,948	616,562	217,288	(a)	1,394,798
Dividends payable	197,578	—	—		197,578
Income taxes payable	459,226	—	—		459,226
Current portion of long-term debt	—	3,323,744	(3,323,744	)(a)	—

Total current liabilities	3,977,033	6,514,639	(3,121,229)		7,370,443
REDEEMABLE COMMON STOCK	2,500,000	—	7,250,000	(a)	9,750,000
LONG-TERM DEBT	229,200	2,392,595	3,787,838	(a)	6,409,633
STOCKHOLDERS’ EQUITY
Common stock	66,031	72,185	(63,122	)(a)	75,094
Additional paid-in capital	17,154,056	—	1,332,188	(a)	18,486,244
Treasury stock	(657,451)	—	—		(657,451)
Retained earnings	700,450	4,646,859	(4,646,859	)(a)	700,450

Total stockholders’ equity	17,263,086	4,719,044	(3,377,793)		18,604,337

Total liabilities and stockholders’ equity	$23,969,319	$13,626,278	$4,538,816		$42,134,413

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
As of March 31, 2004
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 consists of the following information:
1.	The unaudited historical consolidated balance sheet of Collegiate Pacific Inc. and Subsidiaries as of March 31, 2004, as reported in the Company’s Form 10-QSB for the third quarter ended March 31, 2004.

2.	The unaudited historical balance sheet of Kesslers Team Sports, Inc. as of March 31, 2004.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	Represents the adjustments to give effect to Collegiate Pacific’s acquisition of Kesslers using the purchase method of accounting as if the acquisition had been consummated on March 31, 2004. A summary of the adjustments is as follows:

Purchase price:

Cash	$6,500,000
Common stock: 906,250 shares of common stock, $9.48 per share stated value	8,591,250
Retirement of debt	4,695,660
Transaction costs	283,990

Total purchase price	$20,070,900

Allocation of purchase price based on fair values of assets and liabilities acquired:

Current assets, including cash, accounts receivable and inventories	$11,122,955

Property and equipment	220,007

Other assets	63,968

Identifiable intangible asset — Customer relationships	1,070,000

Identifiable intangible asset — Contractual backlog	140,000

Intangible asset- Goodwill	10,597,379

Current liabilities, including accounts payable and accrued liabilities	(3,143,409)

Fair market value of assets and liabilities acquired	$20,070,900

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the nine months ended March 31, 2004

	Collegiate		Pro Forma		Pro Forma
	Pacific	Kesslers	Adjustments		Consolidated
Net sales	$21,365,956	$25,650,738	$(41,629	)(a)	$46,975,065

Cost of sales	13,458,203	17,866,147	(41,629	)(b)	31,282,721

Gross profit	7,907,753	7,784,591	—		15,692,344

Selling, general and administrative expenses	6,259,890	6,085,458	128,400	(c)	12,473,748

Operating profit	1,647,863	1,699,133	(128,400)		3,218,596

Other income (expense):
Interest expense	(28,684)	(146,468)	146,468	(d)	(28,684)
Interest income	15,484	11,393	—		26,877
Other	2,430	152,405	—		154,835

Income before income taxes	1,637,093	1,716,463	18,068		3,371,624

Provision for income taxes	676,330	—	693,812	(e)	1,370,142

Net income	$960,763	$1,716,463	$(675,744)		$2,001,482

Net income per share common stock — basic	$0.18				$0.31

Net income per share common stock — diluted	$0.14				$0.26

Weighted average number of shares outstanding — basic	5,474,477		906,250		6,380,727

Weighted average number of shares outstanding — diluted	6,909,524		906,250		7,815,774
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the nine months ended March 31, 2004
The unaudited pro forma condensed consolidated statement of earnings for the nine months ended March 31, 2004 consists of the following information:
1.	The unaudited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the nine months ended March 31, 2004, as reported in the Company’s Form 10-QSB for the third quarter ended March 31, 2004.

2.	The unaudited historical statement of earnings for Kesslers Team Sports, Inc. for the nine months ended March 31, 2004.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	The pro forma adjustment to net sales reflects the elimination of intercompany sales during the nine months ended March 31, 2004.

(b)	The pro forma adjustments to cost of sales in the amount of $41,629 reflects the elimination of intercompany cost of sales during the nine months ended March 31, 2004.

(c)	The pro forma adjustment to selling, general and administrative expenses reflects the recognition of amortization expense related to identifiable intangible assets that were recorded on the date of purchase.

(d)	The pro forma adjustment to interest expense reflects the reversal of interest expense related to debt that was retired on the date of purchase.

(e)	The pro forma adjustment to provision for income taxes reflects the recognition of income tax expense at a 40% effective tax rate. Historically, Kesslers was an S corporation and did not pay income taxes.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003

	Collegiate		Pro Forma		Pro Forma
	Pacific	Kesslers	Adjustments		Consolidated
Net sales	$21,075,893	$26,341,779	$—		$47,417,672

Cost of sales	13,268,532	18,619,249	311,200	(a)	32,198,981

Gross profit	7,807,361	7,722,530	(311,200)		15,218,691

Selling, general and administrative expenses	6,839,005	6,314,817	354,000	(b)	13,507,822

Operating profit	968,356	1,407,713	(665,200)		1,710,869

Other income (expense):
Interest expense	(84,525)	(142,672)	142,672	(c)	(84,525)
Interest income	3,200	106	—		3,306
Other	17,186	171,599	—		188,785

Income before income taxes	904,217	1,436,746	(522,528)		1,818,435

Provision for income taxes	(349,632)	—	365,687	(d)	16,055

Net income	$1,253,849	$1,436,746	$(888,215)		$1,802,380

Net income per share common stock — basic	$0.30				$0.35

Net income per share common stock — diluted	$0.27				$0.32

Weighted average number of shares outstanding — basic	4,225,784		906,250		5,132,034

Weighted average number of shares outstanding — diluted	4,669,574		906,250		5,575,824
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Earnings.

COLEGIATE PACIFIC INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF EARNINGS
For the year ended June 30, 2003
The unaudited pro forma condensed consolidated statement of earnings for the year ended June 30, 2003 consists of the following information:
1.	The audited historical consolidated statement of earnings for Collegiate Pacific Inc. and Subsidiaries for the year ended June 30, 2003, as reported in the Company’s Form 10-KSB for the year ended June 30, 2003.

2.	The unaudited historical statement of earnings for Kesslers Team Sports, Inc. for the twelve months ended June 30, 2003.

3.	Pro forma adjustments.
PRO FORMA ADJUSTMENTS:
(a)	The pro forma adjustment to cost of sales in the amount of $311,200 reflects the recognition of expense related to the adjustment of Kesslers inventory balance at the date of purchase.

(b)	The pro forma adjustment to selling, general and administrative expenses reflects the recognition of amortization expense related to identifiable intangible assets that were recorded on the date of purchase.

(c)	The pro forma adjustment to interest expense reflects the reversal of interest expense related to debt that was retired on the date of purchase.

(d)	The pro forma adjustment to provision for income taxes is to reflect the recognition of income tax expense at a 40% effective tax rate. Historically, Kesslers was an S corporation and did not pay income taxes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Collegiate Pacific Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2006	COLLEGIATE PACIFIC INC.
	By:	/s/ William R. Estill
William R. Estill, Chief Financial Officer